EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Shengtai Power International, Inc.

We hereby consent to the use in this Registration Statement on Form 10 of our report dated September 30, 2008, except for Note 12(c) as to which the date is as of October 9, 2008, relating to the financial statements of Shenzhen Shengtai Industrial Company Limited, as of and for the years ended December 31, 2007 and 2006, which appears in such Registration Statement.

/s/ K.P. Cheng & Co.
K.P. Cheng & Co.
Certified Public Accountants

Hong Kong

December 23, 2008